Exhibit 99.1

Contact:     George Fort
                   Chief Financial Officer
                    (615) 599-2274

TENNESSEE COMMERCE BANCORP
ASSETS REACH $500 MILLION
ON RECORD SECOND QUARTER EARNINGS

FRANKLIN, Tenn. – (July 26, 2006) – Tennessee Commerce Bancorp, Inc. (NASDAQ:TNCC) today reported record net income, loans and deposits for the second quarter ended June 30, 2006.

Net income rose 50% to $932,000, or $0.27 per diluted shares, for the second quarter ended June 30, 2006 compared with $621,000, or $0.18 per diluted share, for the same quarter in 2005.

“Tennessee Commerce’s loan growth accelerated in the second quarter as we continued to experience strong demand from our business customers,” stated Art Helf, Chairman and CEO of Tennessee Commerce Bancorp.  “Net loans grew 55% to a record $428.5 million in the second quarter of 2006 compared with the second quarter of last year.  Total assets rose almost 61% and passed the $500 million milestone during the quarter.”

“We also successfully completed a stock offering to allow our continued growth,” stated George Fort, Chief Financial Officer.

“After the close of the second quarter, we completed the sale of one million shares of common stock for $18 per share.  We also expect to complete the sale of an additional 150,000 shares as part of the underwriter’s over allotment option on July 28th.  We plan to use the $19.2 million in net proceeds to fund our future growth and for other corporate purposes,” concluded Mr. Fort.

Second Quarter

Net interest income rose 33% to $4.4 million in the second quarter of 2006 compared with $3.3 million in the second quarter of 2005. The growth in net interest income was due primarily to an increase in loans offset somewhat by a decline in net interest margin.  Net interest margin was 4.00% in the second quarter of 2006 compared with 4.63% in the second quarter of 2005.

“We experienced growth in our loan portfolio from both regional and national customers,” noted Mr. Helf.  “Strong loan demand also allowed us to sell loans in the second quarter that generated $358,000 in gain on sale of loans, up from $295,000 in the second quarter of last year.

“Our earnings continue to benefit from our efficient business banking model. At the end of the second quarter, we had $10.7 million in assets per employee compared with about $2.9 million for the industry average,” concluded Mr. Helf.

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TNCC Reports Second Quarter Results

July 26, 2006

Provision for loan losses was $1.0 million in the second quarter of 2006, down from $1.15 million in the second quarter of last year.  At the end of the second quarter, the allowance for loan losses was $5.5 million, or 1.29% of net loans, compared with $3.7 million, or 1.35%, in the year prior period.

Annualized return on average assets was 0.82% and annualized return on average equity rose to 13.58% in the second quarter of 2006.  Tennessee Commerce’s efficiency ratio was 46.83% in the second quarter of 2006 compared with 39.43% in the second quarter of 2005.

Six Months

Net income rose 43% to $1.8 million for the first six months of 2006 compared with $1.3 million in the same period of 2005.  Net income per diluted share increased 41% to $0.52 compared with $0.37 in the first six months of 2005.

Net interest income rose 36% to $8.7 million, up from $6.4 million in the first six months of 2005 based on a 59% increase in earnings assets to $486 million.  Net interest margin was 4.08% for the 2006 period compared with 4.75% for the same period in 2005.

Provision for loan losses was $2.0 million for the first six months of 2006 compared with $1.8 million for the same period in 2005.  The increase was primarily related to the overall growth in the loan portfolio.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts. Its corporate and banking offices are located in Franklin, Tennessee and it has a loan production office in Birmingham, Alabama.  Tennessee Commerce Bancorp’s stock is traded on the NASDAQ Global Market under the symbol TNCC.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Tennessee Commerce Bancorp’s operating results, performance or financial condition are competition, changes in interest rates, the demand for its products and services, the ability to expand, and numerous other factors as set forth in the Corporation’s filings with the Securities and Exchange Commission.

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TNCC Reports Second Quarter Results

July 26, 2006

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 (UNAUDITED) AND DECEMBER 31, 2005

(dollars in thousands except share data)

	June 30, 2006	December 31, 2005

ASSETS
Cash and due from financial institutions	$7,027	$6,877
Federal funds sold	16,004	12,535

Cash and cash equivalents	23,031	19,412
Securities available for sale	41,366	31,992
Loans	434,006	348,586
Allowance for loan losses	(5,508)	(4,399)

Net loans	428,498	344,187
Premises and equipment, net	850	769
Accrued interest receivable	2,867	2,148
Restricted equity securities	606	383
Deferred tax assets	1,109	490
Other assets	5,941	4,659

Total assets	$504,268	$404,040

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$21,239	$33,372
Interest-bearing	440,470	334,333

Total deposits	461,709	367,705
Accrued interest payable	1,253	1,126
Accrued bonuses	250	430
Short-term debt	5,000	—
Long-term subordinated debt	8,248	8,248
Other liabilities	(19)	101

Total liabilities	476,441	377,610
Shareholders’ equity
Preferred stock, no par value. Authorized 1,000,000 shares; none issued or outstanding at June 30, 2006 and December 31, 2005	—	—
Common stock, $0.50 par value. Authorized 10,000,000 shares at June 30, 2006 and 5,000,000 shares at December 31, 2005; Issued and outstanding 3,240,674 at June 30, 2006 and 3,238,674 at December 31, 2005	1,620	1,619
Additional paid-in capital	21,506	21,401
Retained earnings	5,622	3,781
Accumulated other comprehensive income (loss)	(921)	(371)

Total shareholders’ equity	27,827	26,430

Total liabilities and shareholders’ equity	$504,268	$404,040

Note : The balance sheet presented above at December 31, 2005 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

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TNCC Reports Second Quarter Results

July 26, 2006

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
SIX MONTHS ENDED JUNE 30, 2006 AND 2005
THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

(dollars in thousands except share data)

	Six Months Ended		Three Months Ended

	2006	2005	2006	2005

Interest income
Loans, including fees	$16,659	$9,752	$8,812	$5,290
Securities	935	406	488	211
Federal funds sold	164	63	54	47

Total interest income	17,758	10,221	9,354	5,548
Interest Expense
Deposits	8,723	3,681	4,721	2,064
Other	337	150	190	142

Total interest expense	9,060	3,831	4,911	2,206

Net interest income	8,698	6,390	4,443	3,342
Provision for loan losses	2,000	1,800	1,000	1,150

Net interest income after provision for loan losses	6,698	4,590	3,443	2,192
Net interest income
Service charges on deposit accounts	80	54	31	28
Mortgage banking	36	39	14	20
Security gains	—	4	—	7
Gain on sale of loans	612	440	358	295
Other	(194)	38	(114)	16

Total non interest income	534	575	289	366
Non interest expense
Salaries and employee benefits	2,505	1,788	1,305	885
Occupancy and equipment	390	288	190	162
Data processing fees	330	226	173	113
Professional fees	381	162	190	75
Other	628	524	358	227

Total non interest expense	4,234	2,988	2,216	1,462

Income before income taxes	2,998	2,177	1,516	1,096
Income tax expense	1,157	894	584	475

Net income	1,841	1,283	932	621
Unrealized gains (losses) on securities, net	(550)	60	(128)	268

Comprehensive income (loss)	1,291	1,343	804	889
Earnings per share (EPS):
Basic EPS	$0.57	$0.40	$0.29	$0.19
Diluted EPS	0.52	0.37	0.27	0.18
Weighted average shares outstanding:
Basic	3,240,619	3,238,674	3,240,674	3,238,674
Diluted	3,549,680	3,479,977	3,533,632	3,479,977

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TNCC Reports Second Quarter Results

July 26, 2006

TENNESSEE COMMERCE BANCORP, INC
FINANCIAL HIGHLIGHTS

(Dollars in thousands except ratios and share data)

	2006	2005

For the Quarter ending 06/30
Earnings:
Net Interest Income	$4,443	$3,342
Non-Interest Income	289	366
Provision for Loan Losses	1,000	1,150
Operating Expense	2,216	1,462
Operating Income	1,516	1,096
Applicable Tax	584	475

Net Income	$932	$621

At June 30
Total Assets	$504,253	$313,345
Net Loans	428,498	276,152
Earning Assets	485,868	305,196
Allowance for Loan Losses	5,508	3,727
Deposits	461,709	279,181
Shareholders’ Equity	$27,812	$24,943
Total Shares Outstanding	3,240,674	3,238,674
Significant Ratios - 2nd quarter
Net Interest Margin	4.00%	4.63%
Return on Average Assets	0.82%	0.83%
Return on Average Equity	13.58%	10.16%
Efficiency Ratio	46.83%	39.43%
Loan Loss Reserve/Net Loans	1.29%	1.35%
Total Risk based Capital Ratio	9.31%	12.70%
Basic Earnings per Share	$0.29	$0.19
Diluted Earnings per Share	$0.27	$0.18

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